EXHIBIT 10.23


                               GREATBATCH, INC.

                        GRANT OF INCENTIVE STOCK OPTION



     The Board of Directors of Greatbatch, Inc. (the "Company") has authorized and approved the 2005 Stock Incentive Plan (the "Plan"), which has been submitted to and approved by the stockholders of the Company. The Plan provides for the grant of options to certain employees, non-employee consultants and service providers and non-employee directors of the Company and any parent and subsidiary corporations of the Company. Pursuant to the Plan, the Compensation and Organization Committee of the Board of Directors of the Company (the "Committee") has approved the grant to you of an option to purchase shares of Common Stock, par value $.001 per share, of the Company (the "Shares") on the terms and subject to the conditions set forth in the Plan and in this grant letter. The Plan shall be deemed a part hereof as if fully set forth herein and a copy of the Plan is available from the Smith Barney website [www.benefitaccess.com] or may be obtained by request addressed to: Corporate Secretary, Greatbatch, Inc., 9645 Wehrle Drive, Clarence, NY 14031 . Unless the context otherwise requires, all terms defined in the Plan shall have the same meanings when used herein.

     1. Grant of Option. The Company, as a matter of separate inducement and not in lieu of any salary or other compensation for your services, hereby grants to you as of the date (the "Grant Date") indicated in the Summary of Stock Option Grant available from the Smith Barney website the right and option (the "Option") to purchase, in accordance with the terms and conditions set forth in the Plan, but subject to the limitations set forth herein and in the Plan, an aggregate number of Shares of the Company (the "Total Shares") and at a price per Share as indicated on the Summary of Stock Option Grant, such option price being, in the judgment of the Committee, not less than one hundred percent (100%) of the fair market value of such Share as of the Grant Date. The Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, but it is specifically understood that no warranty is made to you as to such qualification.


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     2. Vesting of Option.

          a. Dates and Amounts. Subject to the other provisions and limitations of the Plan, the Option shall become exercisable for shares on the dates and in the amounts set forth in the Summary of Stock Option Grant.

          b. Cumulative Effect of Vesting. The right to purchase Shares shall be cumulative so that when the right to purchase any Shares has vested under clause (a) of this Section, such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

          c. Fractional Shares. In no event shall you exercise this Option for a fraction of a Share or for an aggregate exercise price of less than $1,000.

     3. Termination of Option. The unexercised portion of the Option granted herein will automatically and without notice terminate and become null and void upon the earliest to occur of the following:

          a. the expiration of ten years from the Grant Date;

          b. the date of termination of your employment if your employment is terminated by the Company or a subsidiary corporation of the Company for cause (as defined in the Plan);

          c. the expiration of three months(1) from the date of termination by the Company or its subsidiaries of your employment other than for cause (as defined in the Plan), disability, or death, except that this Option will be exercisable during



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(1)  Default period under plan terms. Committee may provide for different period. Provision of longer exercise period in initial grant would avoid possible issues related to subsequent modification under Code ss. 409A. For example, initial grant could provide: ...three months, or in the case of a retirement which was approved by the Board of the Company, one-year,.... However, an exercise occurring later than three months following termination of employment (other than disability or death) will not receive ISO tax treatment.


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     such three-month period only to the extent that it would have been exercisable immediately prior to the termination of your employment;

          d. the expiration of one year after the termination of your employment by reason of your disability (as defined in the Plan), except that this Option will be exercisable during such one-year period only to the extent that it would have been exercisable immediately prior to the termination of your employment;

          e. the expiration of one year after your death if your death occurs during your employment or during the three month period in clause (c) above, except that this Option will be exercisable during such one-year period only to the extent that it would have been exercisable immediately prior to your death; or

          f. as determined by the Committee in accordance with the Plan, upon a Change of Control (as defined in the Plan);

provided however, that none of the events described above shall extend the period of exercisability of this Option beyond the day immediately preceding the tenth anniversary of the Grant Date.

     4. Non-Transferability of Option. This Option is not transferable by you otherwise than by will or the laws of descent and distribution, and is exercisable, during your lifetime, only by you. This Option may not be assigned, transferred (except by will or the laws of descent and distribution), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof, and the levy of any attachment or similar proceeding upon the Option, shall be null and void and without effect.


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     5. Exercise of Option.

          a. Purchase of Shares. Any exercise of the Option shall be done in the manner prescribed on the Smith Barney website.

          b. Legends. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the Shares purchased pursuant to the exercise of this Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws. Further, you hereby acknowledge that the Company may endorse a legend upon the certificate evidencing the Shares as the Company, in its sole discretion, determines to be necessary and appropriate to implement the terms of the Plan.

          c. Investment Intent. You hereby covenant and agree with the Company that if, at the time of exercise of this Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall have become effective and shall include a prospectus which is current with respect to the Shares subject to this Option (i) that you will represent that you are purchasing the Shares for your own account and not with a view to the resale or distribution thereof and (ii) that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to
     (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, if requested by the Company, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption.

     6. Withholding Taxes. As provided in the Plan, the Company may withhold or cause to be withheld from sums due or to become due to you from the Company or a subsidiary corporation or affiliate thereof an amount necessary to satisfy its obligation (if any) to


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withhold taxes incurred by reason of the exercise of this Option or the disposition of Shares acquired hereunder, or the Company may require you to reimburse the Company in such amount and may make such reimbursement a condition to the delivery of the Shares pursuant to the exercise of this Option.

     7. Agreement Subject to the Plan. You and the Company agree that this agreement is subject to, and that you and the Company will both be bound by, all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

     8. Restrictions on Transfer. You acknowledge and agree that the Company may require you, as a condition to the exercise of the Option, to become bound by any reasonable agreement restricting transfer of the Shares received on exercise of the Option or providing the Company with a right of first purchase or other similar right.

     9. No Guarantee of Employment. This Agreement shall not confer upon you any right with respect to continuance of employment or other service with Company or any subsidiary, nor shall it interfere in any way with any right Company or any subsidiary would otherwise have to terminate your employment or other service at any time.

     10. Electronic Delivery and Signatures. You hereby consent and agree to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents, you hereby consent to such procedures and agree that your electronic signature is the same as, and shall have the same force and effect as, your manual signature. You also consent and agree that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

     Please indicate your acceptance of all the terms and conditions of this Option and the Plan by clicking on the icon below entitled "I have read and agree."


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                                                     Very truly yours,



                                                     Greatbatch, Inc.


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